OFFICE DEPOT SECOND QUARTER 2001 - MID QUARTER UPDATE

                     Transcript of a Taped Message Available
                At www.officedepot.com, beginning on May 30, 2001


As I mentioned in our last quarterly earnings conference call, as part of our commitment to keeping you better informed about Office Depot, we intend to provide investors with a mid-quarter update roughly in the middle of each quarter going forward.

This taped message is intended to indicate important trends in our business for the first two months of our second quarter, which ends the last Saturday in June. While we have not yet closed our books for May, we do know at least some of the key operating metrics of our business. Our final results for the quarter will be highly dependent on actual results for May and our results for the month of June. This year, those full quarter results are likely to be more dependent on the overall economy than ever before. I will speak to these issues more fully in my concluding remarks.

NORTH AMERICAN RETAIL
First I will talk about North American retail....North American retail comparable store sales in April were worse than we experienced in the first quarter, but May showed improvement over our first quarter results. As a result, we expect comparable store sales for the quarter to be similar to first quarter trends - around low negative double digits, consistent with our guidance on the first quarter conference call.

The primary factors driving this weakness in retail comps continue to be low unit demand for high ticket items such as technology and furniture; and lower average selling prices for technology products. As you all know, with lower technology sales, we also lose the related market basket items sales as well.

We have seen some improvement in gross margins in the first two months of this quarter and expect this trend to continue. While we still are being negatively impacted by the price cuts we took in paper, ink and toner during the third quarter of last year, gross margins have shown some improvement due to product mix shifts, away from technology, and a more stable external pricing environment.

In terms of expenses, we are keeping tight controls on variable costs without negatively impacting customer service levels. However, as a result of seasonally low sales volumes and continued negative comps, which limit our ability to leverage fixed costs, our operating margins for the North American retail business segment should remain in line with the first quarter results.

We are on track with our chain-wide replan-o-gramming process, and we will have completed re-merchandising and re-signing in virtually all of our stores by the first week in June. We are also on track to complete the in-rack lighting of most of our stores by the end of August.


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All of these enormous tasks, which we designed to improve and enhance the customer shopping experience, have been performed during nighttime hours, and have had no negative impact on customer service or the customers' in-store experience. We will have completed these massive changes in line with our estimated payroll budget of 500 hours per store.

Also important to note, our retail customer service index continues to show dramatic improvement from last year's levels.

BUSINESS SERVICES GROUP
Moving on to our Business Services Group... We continue to see softness in our small business customer base, as we reported at the end of the first quarter. This slowness has impacted the operating performance of our Office Depot and Viking direct mail catalog businesses.

Our contract business remained strong throughout April but began to soften during May. We are now seeing for the first time some slowing of business in our medium to large contract customers. As a result, we now expect overall BSG sales growth in the second quarter to be in the high single digit range, slightly worse than our earlier low double-digit range guidance.

Gross margins continue to remain stable in spite of the impact of paper, ink and toner price cuts we implemented in the third quarter of last year.

Operating expense controls continue to progress very well, and we expect to show improvement both on a quarter-over-quarter basis, as well as a year-over-year basis. However, if contract sales do soften further, it could be increasingly more difficult to leverage the fixed costs in our 25 North American warehouses.

Our most important customer service metrics continue to improve, including line fill and on-time delivery. This is evidenced by an impressive reduction in customer complaints related to our delivery businesses.

We are continuing on schedule with the consolidation of our Office Depot call centers and simultaneously have seen improvements in all important call center metrics, including improved response times, lower rates of dropped calls and fewer errors.

INTERNATIONAL
International sales volume remained very strong in April but showed some slight softness in May.

Unfortunately negative currency translation will have a more significant impact on the quarter than originally planned as the US dollar continues to strengthen against foreign currencies. To give you some idea of how significant this factor was during May, our European sales growth was negatively impacted by more than 500 basis points due to the strength of the dollar against the Euro and the pound. As a result of the stronger dollar (which now some economists predict will strengthen even further), we now expect


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international sales in U.S. dollars to be in the mid to high single digit range for the second quarter.

Despite the negative currency impact, our International division has maintained a firm and strong control over margins and operating costs, and we still expect operating margins to improve on a year-over-year basis. However, if the dollar continues to strengthen, our results could be materially impacted for the quarter and for the year.

WORLDWIDE E-COMMERCE
We are looking for worldwide e-commerce sales to maintain their rapid growth rate during the quarter, and we are still on track to meet our $1.5 billion goal for the full year. Again, these sales are reported in their appropriate business segment, and represent all worldwide online sales, including those from our domestic public Web sites -- www.officedepot.com and www.vikingop.com -- and Office Depot's contract business-to-business sites as well as the Company's 9 international Web sites. Note that we do not consider e-commerce to be a separate segment of our business. Rather it is a fully integrated selling channel for the other segments of our business.

IN CONCLUSION
Improvement in gross margins and better cost management throughout our Company have offset some of the softness in sales performance. However, it is difficult to predict with any certainty the overall economic outlook for the remainder of this year and the impact a slow economy will continue to have on our business.

Purchasing practices of small to medium sized businesses clearly have been much more cautious, and now larger corporations are showing some signs of a slowdown in order patterns. If the overall economic outlook continues to erode and comparable retail sales performance is worse than our projections and trends, we would expect to revise our outlook for the year as a whole.

At this point, with the currency exposure we are experiencing in our International businesses, and the softness in contract during the month of May, we do see a penny or two risk to our second quarter numbers if these trends continue and our ability to leverage expenses lessens, despite our aggressive control on costs.

During the past ten months, we have made major improvements in all of our customer service metrics. We have slowed the growth of our SG&A costs, improved our inventory turns, increased free cash flow, closed 70 North American retail stores, slowed new store openings, and are testing several new store prototypes. We have made major strides in improving the operating performance in our North American warehouses and we have continued to excel Internationally. But, a difficult and uncertain economic environment has overshadowed virtually all of these improvements.

We are continuing to make progress on all of our key initiatives and are well on our way to making Office Depot a more compelling place to work, shop and invest.

I am confident about our own capabilities, but until there is a brighter short term economic outlook, it remains difficult, at best, to accurately predict financial operating results.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: Except for historical information, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, including without limitation all of the projections and anticipated levels of future performance, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by Office Depot in its filings with the United States Securities and Exchange Commission ("SEC"), including without limitation its most recent filing on Form 10-K, filed on March 27, 2001 and subsequent filings. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company's SEC filings are readily obtainable at no charge at www.sec.gov, www.10kwizard.com and at www.freeEDGAR.com, as well as on a number of other commercial Web sites